                                                                      Exhibit 23



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-96582, No. 33-96580 and No. 333-34509 of Canterbury Park Holding Corporation on Form S-8 and Registration Statement No. 33-81262C on form S-3 of Canterbury Park Holding Corporation of our report dated March 15, 1999 appearing in this Annual Report on Form 10-KSB of Canterbury Park Holding Corporation for the year ended December 31, 1998.

Deloitte & Touche LLP




Minneapolis, Minnesota
March 26, 1999



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